Exhibit 99.1

IFMI REPORTS FIRST QUARTER FINANCIAL RESULTS

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, May 3, 2012 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), an investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter ended March 31, 2012.

Adjusted operating loss was $4.1 million, or $0.26 per diluted share, for the three months ended March 31, 2012, as compared to adjusted operating income of $0.3 million, or $0.02 per diluted share, for the three months ended December 31, 2011, and adjusted operating income of $4.2 million, or $0.26 per diluted share, for the three months ended March 31, 2011. The current quarter adjusted operating loss was unfavorably impacted by an unrealized mark-to-market loss on the Company’s Star Asia investment of $5.2 million, primarily driven by the Japanese Yen weakening during the quarter. Without the $5.2 million mark-to-market loss, the Company would have generated $1.2 million of adjusted operating income in the first quarter of 2012. Adjusted operating income (loss) is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 2.

“While IFMI’s first quarter financial results were significantly impacted by an unfavorable mark-to-market loss on our Star Asia investment, we saw real improvement in our quarter-over-quarter operating results. Without this non-cash mark, we would have been profitable in the quarter,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “Our cost cutting measures implemented during the second half of 2011 have had real impact, and our net trading revenue increased 13% from the fourth quarter of 2011.”

Revenue was $18.8 million for the three months ended March 31, 2012, compared to revenue of $23.7 million for the three months ended December 31, 2011, and revenue of $32.3 million for the three months ended March 31, 2011. The decrease in revenue in the first quarter of 2012, as compared to the fourth quarter of 2011, was primarily the result of a reduction in principal transactions and other income of $6.2 million, which was primarily the result of the unrealized mark-to-market loss on the Company’s investment in Star Asia of $5.2 million and was partially offset by an increase in net trading revenue of $2.0 million. The first quarter 2012 year-over-year decrease in revenue was the result of reductions in net trading revenue of $9.6 million, principal transactions and other revenue of $3.9 million, and asset management revenue of $1.0 million, which were partially offset by an increase in new issue and advisory revenue of $1.0 million. In the first quarter of 2012, IFMI recognized losses on its investment in Star Asia of $5.2 million, compared to losses of $2.0 million in the first quarter of 2011. The year-over-year decline in quarterly asset management revenue was due to the sale of management contracts related to the Deep Value funds in mid-2011, as well as continued deterioration in assets under management in the Company’s managed collateralized debt obligations.

Net loss attributable to IFMI was $3.9 million, or $0.37 per diluted share, for the three months ended March 31, 2012, compared to a net loss attributable to IFMI of $2.3 million, or $0.23 per diluted share, for the three months ended December 31, 2011, and net income attributable to IFMI of $0.4 million, or $0.03 per diluted share, for the three months ended March 31, 2011. Operating expenses, excluding compensation and benefits and depreciation and amortization, declined by $4.1 million, or 36%, in the first quarter of 2012, from the fourth quarter of 2011. Excluding the one-time cash contribution to a non-ordinary course legal settlement of $2.3 million in the fourth quarter of 2011 (see the reconciliation of adjusted operating income (loss) to operating income (loss) in the table below), operating expenses, excluding compensation and benefits and depreciation and amortization, declined by $1.8 million, or 20%, in the first quarter of 2012, from the fourth quarter of 2011.

Total Permanent Equity and Dividend Declaration

•	At March 31, 2012, total permanent equity was $71.9 million, as compared to $77.4 million as of December 31, 2011.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on May 31, 2012 to stockholders of record on May 17, 2012.

Conference Call

Management will hold a conference call this morning at 10:00 AM EST to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 76997470, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 76997470.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries PrinceRidge Holdings LP and JVB Financial Holdings, LLC. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2012, IFMI managed approximately $7.8 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) a potential

Ownership Change under Section 382 of the Internal Revenue Code, and (i) an inability to generate incremental income from acquired businesses. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except per share data)

	Three Months Ended
	3/31/12	12/31/11	3/31/11
Revenues
Net trading	$17,691	$15,645	$27,274
Asset management	4,937	5,177	5,970
New issue and advisory	1,077	1,640	109
Principal transactions and other income	(4,945)	1,220	(1,039)

Total revenues	18,760	23,682	32,314

Operating expenses
Compensation and benefits	16,274	15,407	21,988
Business development, occupancy, equipment	1,174	1,349	1,439
Subscriptions, clearing, and execution	3,073	2,983	2,815
Professional services and other operating	3,051	7,052	4,015
Depreciation and amortization	391	653	470

Total operating expenses	23,963	27,444	30,727

Operating income (loss)	(5,203)	(3,762)	1,587

Non-operating income (expense)
Interest expense, net	(1,215)	(1,765)	(1,482)
Gain / (loss) on repurchase of debt	3	33	—
Income (loss) from equity method affiliates	516	864	95

Income (loss) before income taxes	(5,899)	(4,630)	200
Income tax expense (benefit)	(9)	(232)	(213)

Net income (loss)	(5,890)	(4,398)	413
Less: Net income (loss) attributable to the noncontrolling interest	(2,031)	(2,051)	38

Net income (loss) attributable to IFMI	$(3,859)	$(2,347)	$375

INSTITUTIONAL FINANCIAL MARKETS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except per share data)
	Three Months Ended
	3/31/12	12/31/11	3/31/11
Earnings per share
Basic
Net income (loss) attributable to IFMI	$(3,859)	$(2,347)	$375
Basic shares outstanding	10,444	10,211	10,820

Net income (loss) attributable to IFMI per share	$(0.37)	$(0.23)	$0.03

Fully Diluted
Net income (loss) attributable to IFMI	$(3,859)	$(2,347)	$375
Net income (loss) attributable to the noncontrolling interest	(2,031)	(2,051)	38
Net loss attributable to the noncontrolling interest that is not convertible	129	380	—
Additional tax benefit (expense) if convertible noncontrolling interest is converted	(26)	464	145

Enterprise net income (loss)	$(5,787)	$(3,554)	$558

Basic shares outstanding	10,444	10,211	10,820
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,252	5,252	5,284
Additional dilutive shares	—	—	21

Fully diluted shares outstanding	15,696	15,463	16,125

Fully diluted net income (loss) per share	$(0.37)	$(0.23)	$0.03

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculation of per share amounts
Operating income (loss)	$(5,203)	$(3,762)	$1,587
Noncontrolling interest portion of PrinceRidge operating loss	194	446	—
Depreciation and amortization	391	653	470
Contribution to a legal settlement	—	2,250	—
Share-based compensation	548	705	2,189

Adjusted operating income (loss)	$(4,070)	$292	$4,246

Fully diluted shares outstanding	15,696	15,463	16,125

Adjusted operating income (loss) per share	$(0.26)	$0.02	$0.26

INSTITUTIONAL FINANCIAL MARKETS, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)
	March 31, 2012 (unaudited)	December 31, 2011
Assets
Cash and cash equivalents	$14,070	$18,221
Receivables from brokers, dealers, and clearing agencies	22,007	70,963
Due from related parties	762	679
Other receivables	6,075	5,531
Investments-trading	166,400	124,546
Other investments, at fair value	37,569	42,772
Receivables under resale agreements	215,985	129,978
Goodwill	11,206	11,206
Other assets	16,004	16,694

Total assets	$490,078	$420,590

Liabilities
Payables to brokers, dealers, and clearing agencies	$25,586	$24,633
Accounts payable and other liabilities	12,791	13,567
Accrued compensation	6,480	8,657
Trading securities sold, not yet purchased	91,017	99,613
Securities sold under agreements to repurchase	220,312	134,870
Deferred income taxes	7,964	7,500
Debt	36,928	37,167
Mandatorily redeemable equity interests	8,970	3,149

Total liabilities	410,048	329,156

Temporary Equity
Redeemable noncontrolling interest	8,129	14,026
Permanent Equity
Series B voting nonconvertible preferred stock	5	5
Common stock	10	10
Additional paid-in capital	63,957	63,032
Accumulated other comprehensive loss	(522)	(626)
Accumulated deficit	(9,194)	(5,121)
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total IFMI stockholders’ equity	53,928	56,972
Noncontrolling interest	17,973	20,436

Total permanent equity	71,901	77,408

Total liabilities and equity	$490,078	$420,590

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income, computed in accordance with GAAP, before depreciation and amortization, a cash charge for a one-time contribution to a non-ordinary course legal settlement, impairments of intangible assets, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income (loss) plus the Company’s share of any incentive fees earned included in income from equity method affiliates. The cash charge for a one-time contribution to a non-ordinary course legal settlement was excluded due to the non-recurring nature of the expense. Depreciation, amortization, impairments, and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income (loss). Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com